Exhibit 99.4
Historical and Pro Forma Vanguard Revenues By Geographic Market

For the years ended June 30, 2008, 2009 and 2010, the three months ended September 30, 2010 and the pro forma three months ended September 30, 2010 (adjusted for the acquisitions of DMC and the Resurrection Facilities), Vanguard’s total revenues were generated as follows:

					Pro Forma
				Three Months	Three Months
				Ended	Ended
	Year Ended June 30,			September 30,	September 30,
	2008	2009	2010	2010	2010

San Antonio	32.1%	29.6%	26.8%	27.1%	17.2%
PHP and AAHP	14.1%	19.3%	23.1%	22.5%	14.2%
Massachusetts	19.7%	18.3%	18.2%	16.3%	10.4%
Metropolitan Phoenix, excluding PHP and AAHP	18.8%	17.9%	17.5%	15.4%	9.8%
Metropolitan Chicago (1)	14.9%	14.6%	14.1%	18.4%	11.7%
Metropolitan Detroit	0.0%	0.0%	0.0%	0.0%	36.5%
Other	0.4%	0.3%	0.3%	0.3%	0.2%

	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Includes MHP.